Exhibit 99.1

Aeluma Provides Third Quarter 2024 Results

Increasing Revenue Driven by Funding Awards and Contracts

GOLETA, CA – May 10, 2024 – Aeluma, Inc. (OTCQB:ALMU), a semiconductor company specializing in scalable, cost-effective technologies for LiDAR (light detection and ranging), communication, and sensing, today provided a corporate update and announced financial results for the third quarter of fiscal 2024, ended March 31, 2024.

Recent Company Highlights

●	Continued to increase sequential revenue in the quarter to record levels

●	Awarded grant from the Department of Energy to develop high sensitivity photodetectors

●	Management delivered presentation at SPIE Defense + Commercial Sensing Conference

●	Exhibited at SPIE Photonics West Exhibition and presented at Technical Conference

Management Commentary

“We have continued our success in winning funding awards and contracts to help drive Aeluma’s technology and corporate development efforts, while simultaneously pursing more significant product revenue opportunities in automotive, consumer electronics, and defense & aerospace,” said Aeluma Founder and CEO, Jonathan Klamkin, Ph.D. “We have been demonstrating to potential customers the benefits of Aeluma’s advanced semiconductors and we believe we will realize an adoption ramp over the next several years.”

Financial Results

During the quarter ended March 31, 2024, revenue was $344 thousand, compared to $263 thousand in the prior quarter and $0 in the same quarter last year.

The Company incurred a net loss of $962 thousand, or $0.08 per basic and diluted share, for the quarter ended March 31, 2024, compared to a net loss of $1.13 million, or $0.09 per basic and diluted share, for the prior quarter and a net loss of $1.46 million, or $0.13 per basic and diluted share, for the same quarter last year.

The Company had $1.87 million in cash and cash equivalents as of March 31, 2024, compared to $5.07 million as of June 30, 2023.

The total number of shares outstanding was 12,178,424 as of March 31, 2024.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronics for sensing and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including automotive LiDAR, mobile, defense & aerospace, AR/VR, AI, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Consolidated Balance Sheets (unaudited)

	March 31, 2024	December 31, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,874,565	$2,423,054	$4,857,255
Accounts receivable	147,500	192,992	-
Deferred compensation, current portion	24,029	27,925	268,196
Prepaids and other current assets	96,113	155,647	199,360
Total current assets	2,142,207	2,799,618	5,324,811
Property and equipment:
Equipment	1,526,590	1,373,946	797,995
Leasehold improvements	546,864	546,864	541,559
Accumulated depreciation	(509,391)	(430,728)	(242,475)
Property and equipment, net	1,564,063	1,490,082	1,097,079
Intangible assets	7,583	8,333	10,583
Right of use asset - facility	992,157	1,012,342	382,463
Deferred compensation, long term portion	3,085	6,171	-
Other assets	13,014	13,014	13,014
Total assets	$4,722,109	$5,329,560	$6,827,950

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$347,236	$162,823	$457,648
Accrued expenses and other current liabilities	172,648	163,900	167,282
Lease liability, current portion	126,420	124,145	160,882
Total current liabilities	646,304	450,868	785,812
Lease liability, long term portion	974,656	1,006,736	337,888
Total liabilities	1,620,960	1,457,604	1,123,700
Commitments and contingencies	-	-	-
Stockholders’ equity:
Preferred stock	-	-	-
Common stock	1,218	1,217	1,225
Additional paid-in capital	15,735,477	15,543,634	13,456,900
Accumulated deficit	(12,635,546)	(11,672,895)	(7,753,875)
Total stockholders’ equity	3,101,149	3,871,956	5,704,250
Total liabilities and stockholders’ equity	$4,722,109	$5,329,560	$6,827,950

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023	March 31, 2024	March 31, 2023
Revenue	$343,894	$262,992	$-	$639,286.00	$-
Operating expenses:
Cost of revenue	233,585	136,767	-	385,491	-
Research and development	620,285	651,099	719,717	2,106,253	2,323,977
General and administrative	452,792	603,925	848,779	1,721,820	1,966,100
Total expenses	1,306,662	1,391,791	1,568,496	4,213,564	4,290,077
Loss from operations	(962,768)	(1,128,799)	(1,568,496)	(3,574,278)	(4,290,077)
Other income (expense):
Sub-lease rental income and other income (expense)	(81)	-	107,426	(81)	217,942
Interest income	198	279	269	879	744
Total other income, net	117	279	107,695	798	218,686
Loss before income tax expense	(962,651)	(1,128,520)	(1,460,801)	(3,573,480)	(4,071,391)
Income tax expense	-	-	-	-	-
Net loss	$(962,651)	$(1,128,520)	$(1,460,801)	$(3,573,480)	$(4,071,391)
Loss per share - basic and diluted	$(0.08)	$(0.09)	$(0.13)	$(0.29)	$(0.37)

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Net Loss (unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023	March 31, 2024	March 31, 2023
GAAP net loss	$(962,651)	$(1,128,520)	$(1,460,801)	$(3,573,480)	$(4,071,391)
Adjustments:
Stock-based compensation - Stock option	191,844	135,919	127,102	568,340	304,553
Consulting and advisory - Restricted stock award	6,981	6,981	213,348	25,919	705,302
Depreciation	78,663	61,249	53,640	208,946	145,488
Amortization	750	750	750	2,250	2,250
Total adjustments to GAAP net loss	278,238	204,899	394,840	805,455	1,157,593
Non-GAAP net loss	$(684,413)	$(923,621)	$(1,065,961)	$(2,768,025)	$(2,913,798)

GAAP net loss per share - basic and diluted	$(0.08)	$(0.09)	$(0.13)	$(0.29)	$(0.37)
Adjustment	0.02	0.01	0.04	0.07	0.10
Non-GAAP net loss per share - basic and diluted	$(0.06)	$(0.08)	$(0.09)	$(0.22)	$(0.27)

Aeluma, Inc. and Subsidiary

Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended
	March 31, 2024	March 31, 2023
Operating activities:
Net loss	$(3,573,480)	$(4,071,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of shares for services	-	300,000
Amortization of deferred compensation	25,920	405,302
Stock-based compensation expense	568,340	304,553
Depreciation and amortization expense	211,196	147,738
Change in accounts receivable	41,739	-
Change in prepaids and other current assets	(76,170)	(171,698)
Change in accounts payable	(114,561)	343,548
Change in accrued expenses and other current liabilities	40,826	42,915
Net cash used in operating activities	(2,876,190)	(2,699,033)
Investing activities:
Purchase of equipment	(316,934)	(178,382)
Payment for leasehold improvements	-	(77,197)
Net cash used in investing activities	(316,934)	(255,579)
Financing activities:
Repurchase of common stock	(4,001)	-
Proceeds from Private Placement, net of offering costs	-	4,071,145
Net cash (used in) provided by financing activities	(4,001)	4,071,145
Net change in cash	(3,197,125)	1,116,533
Cash, beginning of period	5,071,690	3,740,722
Cash, end of period	$1,874,565	$4,857,255

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